SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 23, 2002

Date of Report (Date of earliest event reported)

Business Objects S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

157-159 Rue Anatole France, 92300 Levallois-Perret, France

(Address of principal executive offices)

(408) 953-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On September 6, 2002, Business Objects S.A. (“Business Objects”) filed a Current Report (the “Report”) on Form 8-K to report its acquisition of Acta Technology, Inc. (“Acta”) pursuant to an Agreement and Plan of Merger dated July 9, 2002, by and among Business Objects, Acta, Business Objects Americas, a wholly owned subsidiary of Business Objects (“BOA”), Opera Acquisition Corp., a wholly owned subsidiary of BOA, U.S. Bank, N.A., as escrow agent and David Strohm, as stockholder agent (the “Merger Agreement”). Pursuant to Item 7 of Form 8-K, Business Objects indicated that it would file the financial statements of the business acquired as required by Item 7(a) and the pro forma financial information as required by Item 7(b) by amendment. This amendment is being filed to provide such required financial information.

Item 7. Financial Statements and Exhibits

(a) Financial statements of businesses acquired

ACTA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars)

	June 30, 2002	December 31, 2001
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,991	$12,221
Short-term investments	3,793	6,845
Accounts receivable, net	3,451	2,713
Other current assets	865	868

Total current assets	16,100	22,647

Property and equipment, net	2,118	2,590
Restricted cash-long term	825	—
Deposits and other assets	185	185

Total assets	$19,228	$25,422

LIABILITIES, MANDATORILY CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$867	$868
Accrued payroll and related expenses	2,002	2,189
Deferred revenue	6,264	5,548
Other current liabilities	1,379	1,993
Current portion of long-term liabilities	—	241
Borrowings	—	171

Total current liabilities	10,512	11,010

Deferred revenue-long term	655	538
Other long-term liabilities	340	298

Total liabilities	11,507	11,846

Mandatorily convertible preferred stock, issuable in series, $0.001 par value; 60,290 shares designated, 39,507 shares issued and outstanding at June 30, 2002 and December 31, 2001 (Aggregate liquidation preference of $136,910 at June 30, 2002 and December 31, 2001)	85,452	85,452

Stockholders’ deficit:
Common stock; $0.001 par value; 85,000 shares authorized; 5,248 and 5,331 shares issued and outstanding at June 30, 2002 and December 31, 2001, respectively	5	5
Treasury stock, at cost, 80 shares at June 30, 2002 and December 31, 2001	(307)	(307)
Additional paid-in capital	12,271	12,267
Unearned stock-based compensation	(496)	(642)
Accumulated other comprehensive gain/(loss)	30	(15)
Accumulated deficit	(89,234)	(83,184)

Total stockholders’ deficit	(77,731)	(71,876)

Total liabilities, mandatorily convertible preferred stock and and stockholders’ deficit	$19,228	$25,422

Note:    The balance sheet at December 31, 2001 has been derived from the audited financial statements at that date.
See accompanying notes to Condensed Consolidated Financial Statements.

ACTA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands of US dollars)

	Six months Ended June 30,
	2002	2001
Revenues:
License fees	$5,025	$9,184
Services	5,552	4,938

Total revenues	10,577	14,122
Cost of revenues:
License fees	38	230
Services	2,149	3,143

Total cost of revenues	2,187	3,373

Gross margin	8,390	10,749
Operating expenses:
Sales and marketing	7,650	12,393
Research and development	4,178	6,635
General and administrative	2,764	2,322

Total operating expenses	14,592	21,350

Loss from operations	(6,202)	(10,601)

Interest and other income (expense), net	208	(316)

Income before provision for income taxes	(5,994)	(10,917)
Provision for income taxes	(56)	(79)

Net loss	$(6,050)	$(10,996)

See accompanying notes to Condensed Consolidated Financial Statements.

ACTA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands of US dollars)

	Six Months Ended June 30,
	2002	2001
Cash flows from operating activities:
Net loss	$(6,050)	$(10,996)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	808	903
Amortization of unearned stock-based compensation	146	705
Amortization of debt discount	31	112
Amortization of premium on investments	4	47
Provision for doubtful accounts	—	150
Changes in operating assets and liabilities:
Accounts receivable	(737)	3,182
Prepaid expenses and other assets	6	79
Accounts payable	1	(659)
Accrued liabilities	(754)	(1,592)
Deferred revenue	832	(2,959)

Net cash used in operating activities	(5,713)	(11,028)
Cash flows from investing activities:
Purchase of available-for-sale short-term investments	(2,744)	(1,002)
Maturities and sales of available-for-sale short-term investments	5,790	12,509
Transfer of cash to restricted cash	(825)	—
Purchases of property and equipment	(336)	(532)

Net cash provided by investing activities	1,885	10,975
Cash flows from financing activities:
Repayment of borrowings	(199)	(621)
Repayment of capital lease	(252)	(179)
Proceeds from exercise of stock options	3	—
Repurchase of common stock	—	(291)
Proceeds from repayment of notes receivable from stockholders	—	116

Net cash used in financing activities	(448)	(975)
Effect of foreign exchange rate changes on cash and cash equivalents	46	112

Net decrease in cash and cash equivalents	(4,230)	(916)
Cash and cash equivalents at the beginning of the period	12,221	2,504
Cash and cash equivalents at the end of the period	$7,991	$1,588

See accompanying notes to Condensed Consolidated Financial Statements.

Acta Technology, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2002

1.    Basis of Presentation

Acta Technology, Inc. (“Acta” or the “Company”) was incorporated in Delaware in October 1996. The Company designs, develops, and markets prepackaged e-Commerce and data warehouse solutions for packaged client server applications. In addition to selling the software packages, the Company provides maintenance, consulting, and training services. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, applied on a consistent basis. As permitted by Form 10-Q, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of our financial position, results of operations, and cash flows for the interim periods presented have been made. Operating results for the six month period ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. These financial statements should be read in conjunction with our audited consolidated financial statements and footnotes as included in our Annual Report for the year ended December 31, 2001.

2.    Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    Accounts Receivable

Accounts receivable are stated net of allowances for doubtful accounts of $537,000 at June 30, 2002 and at December 31, 2001.

4.    Revenue recognition

Revenues are derived from software licenses and related services, which include implementation and integration, technical support, training and consulting. Software license revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred, no significant Company obligations with regard to implementation or integration exist, the fee is fixed or determinable and collection is probable as prescribed in Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition.”

For arrangements with multiple elements, the total fee from the arrangement is allocated among each element based upon vendor specific objective evidence (“VSOE”) of fair value of each of the undelivered elements. VSOE of fair value for the service elements is based upon the standard hourly rate the Company charges for services when such services are sold separately. VSOE of fair value for annual maintenance is established based upon the original stated renewal rate or rates charged for maintenance renewal. When VSOE of fair value exist for all undelivered elements, the Company accounts for the delivered elements, primarily the license portion, based upon the “residual method” as prescribed by SOP No. 98-9, “Modification of SOP 97-2 with Respect to Certain Transactions.” The Company recognizes revenue allocated to maintenance ratably over the contract period, which is generally twelve months.

In situation where the Company is contractually obligated to provide unspecified additional products in the future, revenue is recognized as a subscription ratably over the term of the commitment period.

The Company’s consulting services are generally not essential to the functionality of the software. The Company’s software products are fully functional upon delivery of the product and implementation does not require any significant modification or alteration. The Company’s services to its customers often include assistance with product adoption. Customers typically purchase these services to facilitate the adoption of the Company’s technology and dedicate personnel to participate in the services being performed, but they may also decide to use their own resources or appoint other professional services organizations to provide these services. Payments related to the software product to which the services relate are typically billed independent of the services and, therefore, not coincident with performance of such services. The revenue related to these services is accounted for separately from the product revenue and recognized as the services are performed using the percentage-of-completion method of accounting. Labor hours incurred is generally used as the measure of progress towards completion.

The Company also enters into reseller arrangements that typically provide for royalty payments. The Company recognizes revenue upon sell through to an end-user customer.

Customer advances and amounts billed to customers in excess of revenue recognized are recorded as deferred revenue.

5.    Restructuring

The Company completed restructuring programs in August and November 2001 which included workforce reductions, consolidation of excess facilities, and restructuring of certain business functions.

Workforce reduction

The restructuring programs resulted in the termination of 54 regular employees. During 2001, the Company recorded a workforce reduction charge of approximately $1,062,000 relating primarily to severance and benefits.

Consolidation of excess facilities

During 2001, the Company accrued for lease costs of $28,000 pertaining to the estimated future obligations for non-cancelable lease payments for excess facilities that were vacated due to reductions in workforce.

A summary of the restructuring costs is outlined as follows:

	Facilities	Severance and Benefits	Total
Total charge	$28,000	$1,062,000	$1,090,000
Cash paid through December 31, 2001	(16,000)	(527,000)	(543,000)

Accrual balance at December 31, 2001	$12,000	$535,000	$547,000
Cash paid January 1 through June 30, 2002	(6,000)	(513,000)	(519,000)

Accrual balance at June 30, 2002	$6,000	$22,000	$28,000

The remaining restructuring balance of $28,000 was classified in accrued liabilities at June 30, 2002.

6.    Subsequent Events

On July 9, 2002, Acta entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Business Objects S.A., a corporation (société anonyme) under the laws of the Republic of France (“French Parent”), Business Objects Americas, a Delaware corporation and wholly owned subsidiary of French Parent (“Business Objects”) and Opera Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Business Objects (“Merger Sub”), among others, pursuant to which Merger Sub will merge with and into Acta (the “Merger”). The aggregate merger consideration was $64,765,000 in cash, excluding transaction costs, in exchange for all outstanding shares of Acta. The merger closed on August 23, 2002.

Under the terms of the Merger Agreement, all options and warrants to purchase shares of Acta common stock were not assumed by Business Objects and were terminated upon the completion of the Merger.

On July 15, 2002, an action for alleged patent infringement was filed in the United States District Court for the Northern District of California against Acta by Informatica Corporation (“Informatica”). The complaint alleges that Acta’s software products are infringing Informatica’s United Patent No. 6,014,670 entitled “Apparatus and Method for Performing Data Transaformations in Data Warehousing”, United States Patent No. 6,339,775 entitled “Apparatus and Method for Performing Data Transaformations in Data Warehousing” and United States Patent No. 6,208,990 entitled “Method and Architecture for Automated Optimization of ETL throughput in Data Warehousing Applications”. On July 17, 2002, Informatica filed an amended complaint alleging that Acta’s software products are also infringing United States Patent No. 6,044,374 entitled “Method and Apparatus for Sharing Metadata Between Multiple Data Marts Through Object References”. The complaints seek relief in the form of an injunction against Acta and unspecified damages. Informatica is also claiming an award of treble damages. Our current assesment is that Acta’s products do not infringe. If successful, a claim of infringement against Acta and its inability to license the infringed or similar technology on commercially reasonable terms could have a material adverse effect on our business, operating results, and financial condition.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
of Acta Technology, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, statements of mandatorily convertible preferred stock and stockholders’ deficit and statements of cash flows present fairly, in all material respects, the financial position of Acta Technology, Inc. and its subsidiaries at December 31, 2001 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations since its inception, and negative cash flows from operations in every fiscal period. These circumstances raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/    PricewaterhouseCoopers LLP

San Jose, California

May 24, 2002

ACTA TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2001
Assets
Current assets:
Cash and cash equivalents	$12,221,000
Short-term investments	6,845,000
Accounts receivable, net	2,713,000
Prepaid expenses and other assets	868,000

Total current assets	22,647,000

Property and equipment, net	2,590,000
Other assets	185,000

Total assets	$25,422,000

Liabilities, Mandatorily Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$868,000
Accrued liabilities	4,182,000
Deferred revenue	5,548,000
Capital lease obligation, current	241,000
Borrowings	171,000

Total current liabilities	11,010,000

Capital lease obligation, less current portion	8,000
Deferred revenue	538,000
Other long-term liabilities	290,000

Total liabilities	11,846,000

Mandatorily convertible preferred stock, issuable in series, $0.001 par value; 60,290,444 shares designated, 39,507,474 shares issued and outstanding at December 31, 2001 (Aggregate liquidation preference of $136,910,000 at December 31, 2001)	85,452,000

Commitments (Note 5)

Stockholders’ deficit:
Common stock; $0.001 par value; 85,000,000 shares authorized; 5,330,616 shares issued and outstanding at December 31, 2001	5,000
Treasury stock, at cost, 79,659 shares at December 31, 2001	(307,000)
Additional paid-in capital	12,267,000
Unearned stock-based compensation	(642,000)
Accumulated other comprehensive loss	(15,000)
Accumulated deficit	(83,184,000)

Total stockholders’ deficit	(71,876,000)

Total liabilities, mandatorily convertible preferred stock and stockholders’ deficit	$25,422,000

The accompanying notes are an integral part of these consolidated financial statements.

ACTA TECHNOLOGY, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2001
Revenues:
License	$15,318,000
Maintenance and service	10,144,000

Total revenues	25,462,000
Cost of revenues:
License	443,000
Maintenance and service (including stock-based compensation of $51,000)	5,374,000

Total cost of revenues	5,817,000

Gross profit	19,645,000

Operating expenses:
Research and development (including stock-based compensation of $228,000)	11,433,000
Sales and marketing (including stock-based compensation of $1,037,000)	21,510,000
General and administrative (including stock-based compensation of $139,000)	4,088,000
Restructuring expenses	1,090,000

Total operating expenses	38,121,000

Loss from operations	(18,476,000)

Other income (expense):
Interest income	570,000
Interest expense	(406,000)
Other expense, net	(63,000)

Loss before income taxes	(18,375,000)
Provision for income taxes	(284,000)

Net loss	$(18,659,000)

The accompanying notes are an integral part of these consolidated financial statements.

Acta Technology, Inc.

Consolidated Statement of Mandatorily Convertible Preferred Stock and Stockholders’ Deficit

December 31, 2001

	Mandatorily Convertible Preferred Stock		Common Stock		Treasury Stock		Notes Receivable from Stockholders	Additional Paid-In Capital	Unearned Stock-Based Compensation	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2000	15,622,123	$62,110,000	5,494,906	$5,000	—	$—	$(708,000)	$13,790,000	$(2,656,000)	$112,000	$(64,525,000)	$(53,982,000)
Issuance of common stock in connection with the exercise of stock option	—	—	64,363	—	—	—	—	25,000	—	—	—	25,000
Repurchase of common stock	—	—	(228,653)	—	(79,659)	(307,000)	681,000	(117,000)	—	—	—	257,000
Repayment of notes receivable from stockholders	—	—	—	—	—	—	27,000	—	—	—	—	27,000
Conversion of Series C preferred stock to Series C-1	(880,000)	(1,000)	—	—	—	—	—	—	—	—	—	(1,000)
Issuance of Series C-1 upon conversion of Series C	880,000	1,000	—	—	—	—	—	—	—	—	—	1,000
Conversion of Series D preferred stock to Series D-1	(1,761,143)	(2,000)	—	—	—	—	—	—	—	—	—	(2,000)
Issuance of Series D-1 upon conversion of Series D	1,761,143	2,000	—	—	—	—	—	—	—	—	—	2,000
Issuance of Series E, Series E-1 and Series E-X preferred stock, net of issuance costs of $1,658	23,885,351	23,342,000	—	—	—	—	—	—	—	—	—	—
Reversal of unearned stock-based compensation expense upon cancellation of options	—	—	—	—	—	—	—	(1,431,000)	1,431,000	—	—	—
Amortization of unearned stock-based compensation	—	—	—	—	—	—	—	—	583,000	—	—	583,000
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(18,659,000)	(18,659,000)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(132,000)	—	(132,000)
Unrealized investment gain	—	—	—	—	—	—	—	—	—	5,000	—	5,000
Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—

Balance at December 31, 2001	39,507,474	$85,452,000	5,330,616	$5,000	(79,659)	$(307,000)	$—	$12,267,000	$(642,000)	$(15,000)	$(83,184,000)	$(71,876,000)

The accompanying notes are an integral part of these consolidated financial statements.

ACTA TECHNOLOGY, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2001
Cash flows from operating activities:
Net loss	$(18,659,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,031,000
Amortization of unearned stock-based compensation	583,000
Compensation on repurchases of common stock	872,000
Amortization of debt discount	203,000
Provision for doubtful accounts	138,000
Changes in operating assets and liabilities:
Accounts receivable	4,754,000
Prepaid expenses and other assets	676,000
Accounts payable	(1,476,000)
Accrued liabilities	(1,181,000)
Deferred revenue	(4,667,000)
Other liabilities	146,000

Net cash used in operating activities	(16,580,000)

Cash flows from investing activities:
Purchase of available-for-sale short-term investments	(7,895,000)
Maturities and sales of available-for-sale short-term investments	14,516,000
Purchases of property and equipment	(1,043,000)

Net cash provided by investing activities	5,578,000

Cash flows from financing activities:
Repayment of borrowings	(1,624,000)
Repayment of capital lease	(364,000)
Proceeds from issuance of preferred stock, net of issuance costs	23,342,000
Proceeds from exercise of stock options	25,000
Proceeds from repayment of notes receivable from stockholders	27,000
Repurchase of common stock	(435,000)
Purchase of treasury stock	(124,000)

Net cash provided by financing activities	20,847,000

Net effect of foreign currency exchange rate changes	(128,000)

Net increase in cash and cash equivalents	9,717,000

Cash and cash equivalents at beginning of year	2,504,000

Cash and cash equivalents at end of year	$12,221,000

Supplemental disclosure for cash flow information:
Cash paid for interest	$161,000

Supplemental disclosure of cash flow information:
Noncash financing and investing activities:
Reversal of deferred stock-based compensation upon cancellation of options	$1,431,000

Cancellation of note receivable in connection with repurchase of common stock and treasury stock	$681,000

Cancellation of interest receivable in connection with repurchase of common stock	$55,000

The accompanying notes are an integral part of these consolidated financial statements.

1. The Company

Acta Technology, Inc. (“Acta” or the “Company”) was incorporated in Delaware in October 1996. The Company designs, develops, and markets prepackaged e-Commerce and data warehouse solutions for packaged client server applications. In addition to selling the software packages, the Company provides maintenance, consulting, and training services.

The Company has completed several rounds of private equity financing. However, the Company has incurred substantial losses and negative cash flows from operations since inception. For 2001, the Company incurred a loss of $18,659,000 and negative cash flows from operations of $16,580,000. As of December 31, 2001, the Company has an accumulated deficit of $83,184,000. Management expects operating losses and negative cash flows to continue for the foreseeable future because of additional costs and expenses related to sales, marketing and other promotional activities, continued research and development efforts and development of relationships with other businesses. Management’s plans with regard to these matters include increasing revenues and reducing operating expenses as well as seeking additional financing. Although, management continues to pursue these plans, there is no assurance that the Company will be successful in increasing revenues or obtaining additional financing on terms acceptable to the Company. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. Summary of Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basis of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries: Acta Technology Limited, Acta Technology GmbH, Acta Technology S.A.R.L., Acta Benelux BV, Acta Technology GmbH, and Acta Technology AB. All intercompany transactions and balances have been eliminated in consolidation.

Foreign currency translation

The functional currency of the Company’s foreign subsidiaries is their local currency. The assets and liabilities of the foreign subsidiaries are translated into U.S. dollars at exchange rates at the balance sheet date. Revenues and expenses are translated at weighted-average rates in effect during the year. Cumulative translation adjustments are included as a component of other comprehensive loss in stockholders’ equity. Foreign exchange transaction gains and losses were not material during the year ended December 31, 2001.

Revenue recognition

Revenues are derived from software licenses and related services, which include implementation and integration, technical support, training and consulting. Software license revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred, no significant Company obligations with regard to implementation or integration exist, the fee is fixed or determinable and collection is probable as prescribed in Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition.” For arrangements with multiple elements, the total fee from the arrangement is allocated among each element based upon vendor specific objective evidence (“VSOE”) of fair value of each of the undelivered elements. VSOE of fair value for the service elements is based upon the standard hourly rate the Company charges for services when such services are sold separately. VSOE of fair value for annual maintenance is established based upon the original stated renewal rate or rates charged for maintenance renewal. When VSOE of fair value exist for all undelivered elements, the Company accounts for the delivered elements, primarily the license portion, based upon the “residual method” as prescribed by SOP No. 98-9, “Modification of SOP 97-2 with Respect to Certain Transactions.” The Company recognizes revenue allocated to maintenance ratably over the contract period, which is generally twelve months.

In situation where the Company is contractually obligated to provide unspecified additional products in the future, revenue is recognized as a subscription ratably over the term of the commitment period.

The Company’s consulting services are generally not essential to the functionality of the software. The Company’s software products are fully functional upon delivery of the product and implementation does not require any significant modification or alteration. The Company’s services to its customers often include assistance with product adoption. Customers typically purchase these services to facilitate the adoption of the Company’s technology and dedicate personnel to participate in the services being performed, but they may also decide to use their own resources or appoint other professional services organizations to provide these services. Payments related to the software product to which the services relate are typically billed independent of the services and, therefore, not coincident with performance of such services. The revenue related to these services is accounted for separately from the product revenue and recognized as the services are performed using the percentage-of-completion method of accounting. Labor hours incurred is generally used as the measure of progress towards completion.

The Company also enters into reseller arrangements that typically provide for royalty payments. The Company recognizes revenue upon sell through to an end-user customer.

Customer advances and amounts billed to customers in excess of revenue recognized are recorded as deferred revenue.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates fair value. Cash equivalents comprise money market instruments and totaled $10,266,000 at December 31, 2001.

Short-term investments

Short-term investments include commercial paper and medium-term corporate debts securities purchased with an original maturity of greater than three months. Short-term investments are classified as available-for-sale securities and are carried at fair value with unrealized gains and losses included as a component of accumulated other comprehensive loss in stockholder’s equity. These instruments are presented as current assets given that they have scheduled maturities of less than one year. At December 31, 2001, short-term investments comprise the following:

Commercial paper	$2,329,000
Medium-term corporate debt	4,516,000

$6,845,000

Fair value of financial instruments

The carrying amounts of the Company’s financial instruments, which include cash equivalents, short-term investments, accounts receivable and accounts payable approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of borrowings approximates fair value.

Concentration of credit risk and significant customers

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of cash and cash equivalents, short-term investments and trade accounts receivable. The Company deposits cash and cash equivalents and short-term investments with financial institutions that management considers creditworthy. The Company performs ongoing credit evaluations of its customers, does not require collateral, and maintains allowances for potential credit losses on customer accounts when deemed necessary. To date, such losses have been within management’s expectations.

For the year ended December 31, 2001, one customer accounted for 13% of total revenues.

At December 31, 2001, two customers accounted for 25% and 10% of total accounts receivable.

Advertising

In 2001, the Company recorded advertising expense of $226,000. Such expenses are recognized as the related advertising is incurred.

Software development costs

Costs related to research and development of new software products are charged to research and development expenses as incurred. Software development costs are capitalized beginning when a product’s technological feasibility has been established, which to date has been when the Company has a working model of the software, and ending, when a product is available for general release to customers. Substantially all development costs are incurred prior to establishing a working model. As a result, the Company has not capitalized any software development costs since such costs have not been significant.

Internal use software

The Company capitalizes certain costs related to software acquired, developed or modified solely to meet the Company’s internal requirements and for which there are no plans to market the software. Cost incurred after the preliminary planning stage of the project and after management has authorized and committed funds to the project are required to be capitalized. Capitalized costs relating to software under development to meet internal requirements were $220,000 for the year ended December 31, 2001.

Property and equipment

Property and equipment, including equipment under capital leases, are recorded at cost. Depreciation and amortization are determined using the straight-line method. Amortization of leasehold improvements and assets held under capital lease is computed on a straight-line basis over the shorter of the facility lease term or the estimated useful life of the improvements. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is credited or charged to operations. Major additions and improvements are capitalized, while replacements, maintenance and repairs that do not extend the life of the assets are charged to operations.

Long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to the future net cash flows, which the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset.

Stock-based compensation

The Company uses the intrinsic value method to record stock-based compensation for employees, which requires that deferred stock-based compensation be recorded for the difference between an option’s exercise price and fair value of the underlying common stock on the grant date of the option. Pro forma net loss disclosures are presented in Note 10, which assume all employee options were valued using the minimum value method and the resulting stock-based compensation is amortized to expense over the estimated term of the option, generally four years, using a method which results in recording the compensation expense on an accelerated basis. Stock-based compensation to non-employees is based on the fair value of the equity granted estimated using the Black-Scholes model on the date of grant and revalued until vested. Compensation expense resulting from non-employee options is also amortized to expense using a method which results in recording the compensation expense on an accelerated basis.

Income taxes

Income taxes are accounted for using an asset and liability approach, which requires the recognition of current taxes payable or refundable and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or income tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The Company records a valuation allowance on its net deferred tax assets if based on the weight of available evidence, management believes that it is more likely than not that the Company’s net deferred tax assets will not be realized.

Comprehensive loss

Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the year ended December 31, 2001, foreign currency transaction adjustments and unrealized investment gain included in comprehensive loss were insignificant. There were no other differences between net loss and comprehensive loss for 2001.

Segment information

Based on the information that the Company’s chief operating decision maker reviews for assessing performance and allocating resources, the Company concluded that it has one reportable segment. The Company’s individual products act as functional units within its data integration platform and are thus categorized as a single family of products.

Foreign revenues are based on the country in which the customer is located. The following is a summary of total revenues by geographic area:

Year Ended December 31, 2001
Revenues:
North America	$11,032,000
Europe and other	14,430,000

$25,462,000

Property and equipment information is based on the physical location of the assets. The following is a summary of property and equipment, net by geographic area:

Year Ended December 31, 2001
North America	$2,199,000
Europe	391,000

$2,590,000

Recent accounting pronouncements

In August 2001, the Financial Accounting Standards Boards (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed.” The Company does not anticipate that implementation of this statement will have a material impact on its financial position and results of operations.

In November 2001, the Emerging Issues Task Force (“EITF”) reached consensus on EITF No. 01-09, “Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products.” EITF No. 01-09 addresses the accounting for consideration given by a vendor to a customer and is codification of EITF No. 00-14, “Accounting for Certain Sales Incentives,” EITF No. 00-22 “Accounting for ‘Points’ and Certain Other Time-Based or Volume-Based Sales Incentives Offers and Offers for Free Products or Services to be Delivered in the Future” and EITF No. 00-25, “Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor’s Products.” This EITF will be applied in financial reporting periods beginning after December 15, 2001. The Company does not believe that the adoption of this pronouncement will have a material impact on its financial position and results of operations.

In November 2001, the FASB released EITF No. 01-14, “Income Statement Characterization of Reimbursements Received for Out of Pocket Expenses Incurred.” The FASB concluded that reimbursements received for out of pocket expenses incurred should be characterized as revenue in the income statement. This statement will be applied in financial reporting periods beginning after December 15, 2001, and comparative financial statements for prior periods will be reclassified to comply with the guidance in this announcement. Historically, the Company has recorded reimbursements of out of pocket expenses as revenue. As a result, the adoption of this pronouncement will not result in an increase of service revenue and cost of services revenue.

3. Balance Sheet Components

December 31, 2001
Accounts receivable:
Accounts receivable	$3,250,000
Less: Allowance for doubtful accounts	(537,000)

$2,713,000

	Estimated Useful Life (years)	December 31, 2001
Property and equipment, net:
Computer equipment	3	$3,264,000
Furniture and fixtures	3	1,613,000
Purchased software	3	1,327,000
Leasehold improvements		600,000

		6,804,000
Less: Accumulated depreciation and amortization		(4,214,000)

		$2,590,000

Equipment under capital leases aggregated $1,115,000 at December 31, 2001. Accumulated amortization of assets under capital leases totaled $839,000 at December 31, 2001.

December 31, 2001
Accrued liabilities:
Accrued compensation	$2,189,000
Restructuring accrual	547,000
Other liabilities	1,446,000

$4,182,000

4.    Borrowings and Capital Lease Obligations

Borrowings

In February 1999 the Company entered into an agreement with a lender for a $3,000,000 subordinated loan with an annual interest rate of 13%. The agreement calls for 36 equal monthly installments of $101,000, including principal and interest, beginning April 1999 through March 2002. As of December 31, 2001, the total remaining outstanding balance of $171,000 is due within one year.

In connection with entering into the subordinated loan, the Company issued a warrant to purchase 125,000 shares of Series B preferred stock. The warrant has an exercise price of $3.60 per share. The warrant expires three years after an initial public offering of the Company’s common stock or February 2006 whichever is longer. The fair value of the warrant was estimated using the Black-Scholes option-pricing model and is being amortized to interest expense over the term of the loan. Interest expense of $164,000 was recognized during 2001. The remaining debt discount to be amortized at December 31, 2001 was $27,000.

In February 2000, the Company entered into a $3,000,000 accounts receivable line of credit with a bank. This line of credit is available for general working capital purposes, bears interest at the bank’s price rate plus 1.5%, and had an initial expiration date of April 30, 2000. During 2000, the bank agreed to extend the maturity date to February 2001. As of December 31, 2001, there was no borrowing outstanding under the accounts receivable line of credit.

In connection with entering into the accounts receivable line of credit, the Company issued a warrant to purchase 36,000 shares of Series C convertible preferred stock. The warrant had an original exercise price of $5.00 per share and expires in February 2007. The fair value of the warrant was calculated using the Black-Scholes option-pricing model and is being amortized to interest expense over the term of the line of credit. In June 2000, upon the closing of the Series D convertible preferred stock offering, the Company modified the warrant previously issued at an exercise price of $5.00 per share. The original warrant for 36,000 shares of Series C convertible preferred stock was adjusted to 46,025 shares of Series D convertible preferred stock, at an exercise price of $7.17 per share. Interest expense of $21,000 was recognized during 2001.

Capital lease obligations

In 1999, the Company entered into a master lease agreement which provides for a commitment of up to $1,000,000. Lease obligations under the lease agreement are to be repaid over periods of 3 to 36 months.

Payments under the lease are due through 2003 and bear interest at an effective rate of 12%.

Future minimum payments under capital leases as of December 31, 2001 are as follows:

Year Ending December 31	Capital Leases
2002	$252,000
2003	8,000

260,000
Less: Amounts representing interest	(8,000)

Present value of minimum lease payment	252,000
Less: Amount representing unamortized debt discount	(3,000)
Less: Current portion	(241,000)

$8,000

In connection with entering into the master lease agreement, the Company issued a warrant to purchase 20,454 shares of Series B convertible preferred stock at an exercise price of $2.20 per share. The warrant expires three years after an initial public offering of the Company’s stock, or in February 2006, whichever is longer. The fair value of the warrant was estimated using the Black-Scholes option-pricing model and is being amortized to interest expense over the term of the lease agreement. Interest expense of $18,000 was recognized during 2001. As of December 31, 2001 the remaining debt discount balance to be amortized was $3,000.

5. Commitments

Leases

The Company leases office space under noncancelable operating leases with various expiration dates through 2007. Rent expense for the year ended December 31, 2001 totaled $2,818,000.

Future minimum lease payments under noncancelable operating leases at December 31, 2001 are as follows:

Year Ending December 31	Operating Leases
2002	$2,448,000
2003	2,428,000
2004	2,450,000
2005	2,513,000
2006	2,588,000
2007	1,345,000

Total minimum lease payments	$13,772,000

In December 1999, the Company obtained an $825,000 irrevocable standby letter of credit as a security deposit on leased office space. The requirement for the letter of credit will no longer apply when the Company completes an initial public offering raising a minimum of $50,000,000 and posts a net profit in the preceding fiscal year.

6. Restructuring

The Company completed restructuring programs in August and November 2001 which included workforce reductions, consolidation of excess facilities, and restructuring of certain business functions.

Workforce reduction

The restructuring programs resulted in the termination of 54 regular employees. During 2001, the Company recorded a workforce reduction charge of approximately $1,062,000 relating primarily to severance and benefits.

Consolidation of excess facilities

During 2001, the Company accrued for lease costs of $28,000 pertaining to the estimated future obligations for non-cancelable lease payments for excess facilities that were vacated due to reductions in workforce.

A summary of the restructuring costs is outlined as follows:

	Facilities	Severance and Benefits	Total
Total charge	$28,000	$1,062,000	$1,090,000
Cash paid	(16,000)	(527,000)	(543,000)

Accrual balance at December 31, 2001	$12,000	$535,000	$547,000

The remaining restructuring balance of $547,000 was classified in accrued liabilities at December 31, 2001.

7. Mandatorily Convertible Preferred Stock

The Amended and Restated Certificate of Incorporation authorizes the Company to issue 60,290,444 shares of preferred stock.

At December 31, 2001, convertible preferred stock comprised the following:

	Shares		Liquidation Amount
	Designated	Outstanding
Series A	4,018,000	3,990,000	$1,995,000
Series A-1	4,018,000	—	—
Series B	3,809,627	3,441,445	7,571,000
Series B-1	3,809,627	—	—
Series C	2,913,002	2,033,002	10,165,000
Series C-1	2,913,002	880,000	4,400,000
Series D	5,323,701	3,516,533	25,214,000
Series D-1	5,323,701	1,761,143	12,627,000
Series E	19,500,000	15,259,157	47,914,000
Series E-1	700,000	664,410	2,024,000
Series E-X	7,961,784	7,961,784	25,000,000

	60,290,444	39,507,474	$136,910,000

Under the Series E Stock Purchase Agreement, the holders of Series A, Series B, Series C and Series D preferred stock were offered to purchase their pro rata share of the Series E preferred stock financing. In the event, the holders of Series A, Series B, Series C and Series D preferred stock did not participate, each share of Series A, Series B, Series C and Series D preferred stock was converted into an equal number of Series A-1, Series B-1, Series C-1 and Series D-1 preferred stock. Holders of 880,000 and 1,761,143 shares of Series C and Series D preferred stock, respectively, did not participate in the Series E financing. As a result, their shares of Series C and Series D preferred stock were converted into an equal number of Series C-1 and Series D-1 preferred stock.

The Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1 and Series E-X have the following characteristics:

Dividend provisions

The holders of shares of Series E preferred stock, shall be entitle to receive dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1 preferred stock and common stock of the Company, at the rate of 10% of the original Series E issuance price per annum (as adjusted for any stock dividends, combinations, splits, and the like with respect to such shares). Thereafter, the holders of shares Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series D-1 preferred stock shall be entitled to receive dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividends on the common stock of the Company, at the rate of (i) in the case of the Series A and Series A-1 preferred stock, $0.05 per share per annum (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares), (ii) in the case of the Series B and Series B-1 preferred stock, $0.22 per share per annum (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares), (iii) in the case of the Series C and Series C-1 preferred stock, $0.50 per share per annum (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) and (iv) in the case of the Series D and Series D-1 preferred stock, $0.72 per share per annum (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares).

Such dividends shall be payable only when, as, and if declared by the Board of Directors. After such dividend is declared and paid upon the shares of Series A and Series A-1 preferred stock, Series B and Series B-1 preferred stock, Series C and Series C-1 preferred stock, Series D and Series D-1 preferred stock and Series E preferred stock, dividends may be declared and paid on the common stock if at the same time equivalent dividends are declared and paid to holders of the Series A and Series A-1 preferred stock, Series B and Series B-1 preferred, Series C and Series C-1 preferred stock, Series D and Series D-1 preferred stock and Series E preferred stock (such dividends to be paid as determined on an as-converted basis for the Series A and Series A-1 preferred stock, Series B and Series B-1 preferred stock, Series C and Series C-1 preferred stock, Series D and Series D-1 preferred stock and Series E preferred stock). Such dividends shall not be cumulative.

Liquidation preference

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series E preferred stock shall be entitled to receive, prior to any distribution of the holders of the common stock or any other series of preferred stock, an amount per share equal to declared but unpaid dividends on such share, plus, $3.14 (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares). Then, the holders of Series A, Series B, Series C and Series D preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series E preferred stock or of common stock by reason of their ownership thereof, (A) in the case of the Series A preferred stock, an amount per share equal to the sum of (i) $0.50 (as adjusted for stock dividends, combinations, splits and the like with respect to such shares) for each outstanding share of Series A preferred stock (the “Original Series A Issue Price”) and (ii) an amount equal to declared but unpaid dividends on such share, (B) in the case of the Series B preferred stock, an amount per share equal to the sum of (i) $2.20 (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) for each outstanding share of Series B preferred stock (the “Original Series B Issue Price”) and (ii) an amount equal to declared but unpaid dividends on such share, (C) in the case of the Series C preferred stock, an amount per share equal to the sum of (i) $5.00 (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) for each outstanding share of Series C preferred stock (the “Original Series C Issue Price”) and (ii) an amount equal to declared but unpaid dividends on such share and (D) in the case of the Series D preferred stock, an amount per share equal to the sum of (i) $7.17 (as adjusted for stock dividends, combinations, splits and the like with respect to such shares) for each outstanding share of Series D preferred stock (the “Original Series D Issue Price”) and (ii) an amount equal to declared but unpaid dividends on such share. Then, the holders of Series A-1, Series B-1, Series C-1 and Series D-1 preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of any other preferred stock or of common stock by reason of their ownership thereof, (A) in the case of the Series A-1 preferred stock, an amount per share equal to the sum of (i) $0.50 (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) for each outstanding share of Series A-1 preferred stock (the “Original Series A Issue Price”) and (ii) an amount equal to declared but unpaid dividends on such share, (B) in the case of the Series B-1 preferred stock, an amount per share equal to the sum of

(i) $2.20 (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) for each outstanding share of Series B-1 preferred stock (the “Original Series B Issue Price”) and (ii) an amount equal to declared but unpaid dividends on such share, (C) in the case of the Series C-1 preferred stock, an amount per share equal to the sum of (i) $5.00 (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) for each outstanding share of Series C-1 preferred stock (the “Original Series C Issue Price”) and (ii) an amount equal to declared but unpaid dividends on such share, (D) in the case of the Series D-1 preferred stock, an amount per share equal to the sum of (i) $7.17 (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) for each outstanding share of Series D-1 preferred stock (the “Original Series D Issue Price”) and (ii) an amount equal to declared but unpaid dividends on such share and (E) in the case of the Series E-X preferred stock, an amount per share equal to its par value (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) for each outstanding share of Series E-X preferred stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of preferred stock shall be insufficient to permit the payment of such holders of full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed first to the holders of

Series E preferred stock, then ratably among the holders of the Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock and Series E-X preferred stock and finally ratably among the holders of the Series A-1, Series B-1, Series C-1, and Series D-1 preferred stock so that, with respect to distributions among the series of preferred stock that have pari passu liquidation preferences, each holder of preferred stock of any such series receives the same percentage of the applicable preferential amount that such holder would have received had the entire preference amount been distributed among such series of preferred stock.

Upon the completion of the distribution required above, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Series B, Series C, Series D, and Series E preferred stock and common stock pro rata based on the number of shares of common stock held by each (assuming full conversion of all such Series B, Series C, Series D, and Series E preferred stock and full exercise and conversion of all Series B and Series D warrants) and among the holders of Series E-X preferred stock pro rata based on the number of shares of Series E-X preferred stock held by each until:

(A)
with respect to the holders of Series B preferred stock, such holders shall have received an amount (including the preferential amount set forth above equal to three times (3x) the Original Series B Issue Price per share (as adjusted for any stock dividends, combinations, splits, recapitalizations or the like with respect to such shares);

(B)
with respect to the holders of Series C preferred stock, such holder shall have received an amount (including the preferential amount set forth above equal to two times (2x) the Original Series C Issue Price per share (as adjusted for any stock dividends, combinations, splits, recapitalizations or the like with respect to such shares);

(C)
with respect to the holders of Series D preferred stock, such holders shall have received an amount (including the preferential amount set forth above equal to two times (2x) the Original Series D Issue Price per share (as adjusted for any stock dividends, combinations, splits, recapitalizations or the like with respect to such shares);

(D)
with respect to the holders of Series E preferred stock, such holders shall have received an amount (including the preferential amount set forth above equal to three times (3x) the Original Series E Issue Price per share (as adjusted for any stock dividends, combinations, splits, recapitalizations or the like with respect to such shares); and

(E)
with respect to the holder of Series E-X preferred stock, such holders shall have received an amount equal to the quotient determined by dividing the member of shares of Series E-X preferred stock outstanding into the remainder after subtracting (i) the aggregate of the distributions issued or issuable (assuming sufficient liquidation funds available) to the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series D-1 preferred stock, assuming full conversion of the Series A, Series B and Series D warrants, from (ii) one hundred thirty-two million six hundred twenty-four thousand four hundred thirty-one dollars ($132,624,431) less the amount of liquidation preferences of preferred stock issuable upon exercise of any warrants not converted.

If upon the distribution, the assets and funds to be thus distributed among the Company’s stockholders shall be insufficient to permit the payment to such holders of the full amounts set forth, then the assets and funds of the Company to be distributed shall be distributed among the stockholders such that each stockholder receives the same percentage of the applicable amount that such holder would have received had the assets and funds to be thus distributed among the Company’s stockholders been sufficient to permit the payment to such holders of the full amounts. Thereafter, if assets remain in the Company, the holders of the common stock of this corporation shall receive all of the remaining assets of the Company pro rata based on the number of shares of common stock held by each. The Series A-1, Series B-1, Series C-1 and Series D-1 preferred stock shall not be subject to the above benefits.

Subject to the rights of the holders of the preferred stock to convert such shares of common stock at any time, a liquidation, dissolution, or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (B) a sale of all or substantially all of the assets of the corporation.

Conversion

The holders of the preferred stock shall have conversion rights as follows (the “Conversion Rights”):

Right to convert

(i)
Each share of preferred stock other than Series E-X preferred stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the Original Issue Price for such series by the conversion price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (such quotient shall be referred to as the “new conversion rate”).

The initial conversion price per share for shares of Series A and Series A-1 preferred stock shall be the original Series A issue price, the initial conversion price per share for shares of Series B and Series B-1 preferred stock shall be the original Series B issue price, the initial conversion price per share for shares of Series C and Series C-1 preferred stock shall be the original Series C issue price, the initial conversion price for shares of Series D and Series D-1 preferred shall be the original Series D issue price and the initial conversion price per share for shares of Series E preferred stock shall be the original Series E issue price; provided, however, that the conversion price for the preferred stock shall be subject to adjustment for any stock dividends, combinations, splits, recapitalizations or the like with respect to such shares.

(ii)	Each share of Series E-X preferred stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the

Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the number of outstanding shares of Series E-X preferred stock into the sum of:

(A)	the product of (1) the total number of shares of Series A-1 preferred stock outstanding times (2) the remainder of the new conversion rate for the Series A preferred stock minus one; plus

(B)	the product of (1) the total number of shares of Series B-1 preferred stock outstanding times (2) the remainder of the new conversion rate for the Series B preferred stock minus one; plus

(C)	the product of (1) the total number of shares of Series C-1 preferred stock outstanding times (2) the remainder the new conversion rate for the Series C preferred stock; plus

(D)	the product of (1) the total number of shares of Series D-1 preferred stock outstanding times (2) the remainder of the new conversion rate for the Series D preferred stock; less

(E)
any shares of common stock issued at any time previously upon conversion of any shares of Series E-X preferred stock pursuant to this section (as adjusted for any stock dividends, combinations, splits, recapitalizations or the like with respect to such shares).

Automatic conversion

(i)
Each share of preferred stock shall automatically be converted into shares of common stock at the conversion price at the time in effect for such series immediately upon the Company’s sale of its common stock in an underwritten public offering, the public offering price of which was not less than two (2) times the original series E issue price (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and having aggregate net proceeds to the Company of not less than twenty-five million dollars ($25,000,000).

(ii)
Each share of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1 and Series E-X preferred stock shall automatically be converted into shares of common stock at the conversion price at the time in effect for such series upon the date specified by written consent or agreement of the holders of at least two-thirds (2/3) of the then outstanding shares of Series A and Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series D-1 preferred stock, voting together as a single class.

(iii)
Each share of Series E preferred stock shall automatically be converted into shares of common stock at the conversion price at the time in effect for such series upon the date specified by written consent or agreement of the holders of at least two-thirds (2/3) of the then outstanding shares of Series E preferred stock, voting together as a single class; provided, however, that in the event such conversion occurs in connection with the initial underwritten public offering with a share price less than two times (2X) the Series E conversion price, then such share of Series E preferred stock shall be converted into that number of shares of common stock equal to the quotient obtained by dividing two times (2X) the Series E conversion price by the per share price of the initial underwritten public offering.

Conversion price adjustments of preferred stock certain splits and combinations

The conversion price of the preferred stock shall be subject to adjustment from time to time. If the Company shall issue, after the date upon which any shares of Series E preferred stock were first issued (the “Purchase Price”), any additional stock without consideration or for a consideration per share less than the Conversion Price for the Series E preferred stock in effect immediately prior to the issuance of such additional stock, the conversion price for the Series E preferred stock in effect immediately prior to each such issuance shall be adjusted (1) on a full-ratchet basis for issuances prior to the second anniversary of the purchase date (meaning the conversion price for the Series E preferred stock shall be equal to the issue price of the additional stock) (2) thereafter, to a price determined by multiplying such conversion price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such issuance; and the denominator of which shall be the number of shares of common stock outstanding immediately prior to such issuance.

Voting rights

The holder of each share of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the common stock.

The holders of Series E-X preferred stock shall not have any voting rights except as required by applicable law.

Preferred stock warrants

A table summarizing outstanding warrants to purchase preferred stock at December 31, 2001 is as follows:

Issue Date	Term (Years)	Series	Exercise Price	Number of Shares	Expense Recognized in 2001	Remaining Debt Discount to be Amortized at December 31, 2001
Jun-1997	7.0	Series A	$0.50	12,000	$—	$—
Apr-1998	7.0	Series A	0.50	16,000	—	—
Dec-1998	7.0	Series B	2.20	204,546	—	—
Jul-1998	5.0	Series B	2.20	20,454	18,000	3,000
Feb-1999	7.0	Series B	3.60	125,000	164,000	27,000
Dec-1998	7.0	Series B	2.20	18,182	—	—
Feb-2000	7.0	Series D	$7.17	46,025	21,000	—

					$203,000	$30,000

8. Common Stock

The Amended and Restated Certificate of Incorporation authorizes the Company to issue 85,000,000 shares of $0.0001 par value common stock. The Company had reserved shares of common stock for the following:

December 31, 2001
Stock option plans	8,714,597
Conversion of Series A	4,018,000
Conversion of Series A-1	4,018,000
Conversion of Series B	3,809,627
Conversion of Series B-1	3,809,627
Conversion of Series C	2,913,002
Conversion of Series C-1	2,913,002
Conversion of Series D	5,323,701
Conversion of Series D-1	5,323,701
Conversion of Series E	19,500,000
Conversion of Series E-1	700,000
Conversion of Series E-X	7,961,784

69,005,041

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of preferred stock outstanding. The Company issued shares of its common stock to certain employees under stock purchase agreements, some of which contain repurchase provisions in the event of termination of employment. The shares generally are released from the repurchase provisions 25% after the first year and thereafter ratably over the remaining three years. Additionally, the shares initially purchased by the Company’s founders are subject to a right of repurchase by the Company, which lapses ratably over a four year period. A total of 89,952 shares of the Company’s outstanding common stock are subject to these repurchase provisions at a weighted average repurchase price of $2.02 per share as of December 31, 2001.

During 2001, the Company repurchased a total of 308,312 shares of common stock of which 228,653 shares were not vested at the date of repurchase and were added back to the available option pool and 79,659 shares were vested at the date of repurchase and were considered treasury stock at December 31, 2001. Consideration for the repurchase shares was in form of cash of $559,000 and the cancellation of notes receivable from stockholders of $681,000. The Company recorded compensation expense of $872,000, resulting from the difference between the repurchase price and the fair market value of the stock at the date of repurchase.

9. Notes Receivable from Stockholders

Prior to 2001, the Company accepted promissory notes totaling $708,000 for employees and investors who early exercised their options. The notes are full recourse notes and bear interest at rates ranging from 6.32% to 6.49%. During 2001, the Company received payment of $27,000 and cancelled the remaining notes outstanding through the repurchase of common stock for $681,000 (see Note 8).

10. Stock Option Plans

The Company has a 1996 Stock Plan, a 2000 Stock Plan and a 2000 Executive Stock Plan, which provide for the issuance of up to 10,933,000 options to purchase the Company’s common stock to directors, employees, and consultants of the Company. The exercise price for incentive stock options is at least 100% of the fair market value on the date of grant for employees owning less than 10% of the voting power of all classes of stock. For nonstatutory stock options, the exercise price is at least 110% of the fair market value on the date of grant for employees owning more than 10% of the voting power of all classes of stock and at least 85% for employees owning less than 10% of the voting power of all classes of stock. Options generally expire in 10 years. However, the term may be limited to 5 years if the optionee owns stock representing more than 10% of the Company. Options are immediately exercisable, but shares so purchased vest ratably over periods determined by the Board of Directors, generally 2 to 4 years. Upon termination of employment, unvested shares may be repurchased by the Company for the original purchase price.

Options under all plans may be exercised through the payment of cash. Additionally options granted under the 2000 Stock Plan may be exercised with one-third cash and two-thirds through a full recourse note to the Company. The repayment of the principal and interest on the note typically shall be due and payable upon the earlier of two years from the date of purchase, the date the employee ceases to be an employee or director of the Company, or the date any of the purchased shares acquired under the note are sold.

Activity under Plan during the year ended December 31, 2001 was as follows:

		Options Outstanding
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price
Balance, December 31, 2000	2,014,001	4,372,093	$3.43
Additional shares authorized	2,163,000	—	—
Granted	(1,242,889)	1,242,889	1.26
Cancelled	3,028,754	(3,028,754)	4.72
Exercised	—	(64,363)	0.41
Repurchased	229,866	—	5.91

Balance, December 31, 2001	6,192,732	2,521,865	$0.88

Options Outstanding and Exercisable at December 31 ,2001			Options Vested and Exercisable at December 31, 2001
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Number Outstanding
$0.05	77,000	5.44	77,000
$0.15	27,812	4.75	26,248
$0.40	2,047,624	8.09	1,044,981
$0.80	170,367	7.34	143,101
$1.50	20,000	7.75	13,750
$2.00	3,100	7.79	3,100
$5.00	500	8.13	500
$7.00	175,462	8.44	80,455

	2,521,865		1,389,135

Fair value disclosures

The Company has adopted the disclosure-only provisions of SFAS No. 123. Had the Company recorded compensation expense based on the estimated grant-date fair value, as defined by SFAS No. 123, for awards granted under the Plan, the Company’s net loss would have been adjusted to the pro forma amounts indicated below:

2001
Net loss attributable to common stockholders:
As reported	$(18,659,000)
Pro forma	$(19,285,000)

The Company calculated the fair value of each option grant on the date of grant using the minimum value method with the following assumptions: dividend yield at 0%; weighted average expected option term of 2.77 years; and risk free interest rate of 4.25% for the year ended December 31, 2001. The weighted average fair value of options granted during 2001 was $0.16 per share.

In October 2001, the Company announced a voluntary stock option exchange program. Under the program, all employees were given the opportunity to elect to cancel outstanding stock options held by them with exercise prices of $0.80 per share or higher in exchange for an equal number of new options to be granted six months and a day after the exchange took place at the then current fair market value. These elections needed to be made by November 12, 2001 and were required to include all options granted during the prior six-month period. A total of 99 employees elected to participate in the exchange program. Those employees tendered a total of 1,807,706 options to purchase the Company’s common stock in return for the promise to grant new options on the grant date of May 13, 2002. The offer also provided for a restatement of the canceled options during the six-month intervening period in the event of involuntary termination. As a result, the new options that will be granted at the expiration of the six-month intervening period will be variable which requires that compensation expense be remeasured at the end of each reporting period based on current fair value data. Variable accounting will continue until the new options will be exercised, forfeited or expire unexercised.

11. Income Taxes

Deferred tax assets comprise the following:

December 31, 2001
Deferred tax assets:
Net operating loss and credit carryforwards	$24,863,000
Research and development tax credits	1,708,000
Accruals, allowances, and others	410,000
Depreciation and amortization	451,000
Deferred revenue	2,285,000

Gross deferred tax asset	29,717,000
Less: Valuation allowance	(29,717,000)

Net deferred tax assets	$—

Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded.

As of December 31, 2001, the Company has net operating loss carryforwards of approximately $65,975,000 and $41,674,000, available to reduce its future Federal and state taxable income, respectively. These net operating losses will expire in 2004 through 2006 and 2011 through 2021 for state and federal purposes, respectively. The Company also has Federal and state research and development tax credit carryforwards of approximately $1,065,000 and $972,000, respectively. The Federal research and development tax credit carryforwards will expire commencing in 2011 through 2021. The California research and development tax credit can be carried forward indefinitely.

The Company’s future ability to utilize the net operating loss carryforwards and research and development credit carryforwards may be subject to limitation in the event of ownership changes as defined in the Internal Revenue Code.

(b)	Pro forma financial information.

The following unaudited pro forma condensed combined consolidated financial statements as of and for the six months ended June 30, 2002 and for the year ended December 31, 2001 are based on the historical financial statements of Business Objects and Acta after giving effect to the merger as a purchase of Acta by Business Objects using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

Under the purchase method of accounting, the total estimated purchase prices is allocated to the net tangible and intangible assets of Acta acquired in connection with the merger, based on their fair values as of the completion of the merger. An independent valuation specialist has been considered in management’s estimates of the fair values reflected in the unaudited condensed consolidated balance sheet and the unaudited condensed combined consolidated statements of earnings.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
BALANCE SHEETS OF BUSINESS OBJECTS S.A. AND ACTA TECHNOLOGY, INC.
June 30, 2002
(In thousands of US dollars)

	Historical
	Business Objects SA	Acta Technology, Inc.	Pro Forma Adjustments (1)		Pro Forma Combined
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$324,845	$7,991	$(55,455	)(f)	$263,215
			(9,310	)(g)
			(2,827	)(h)
			(1,085	)(i)
			(944	)(j)
Short-term investments	—	3,793			3,793
Restricted cash, current	8,103	—			8,103
Accounts receivable, net	79,997	3,451			83,448
Deferred taxes	9,981	—			9,981
Other current assets	14,017	865			14,882

Total current assets	436,943	16,100	(69,621)		383,422
Goodwill, net	13,870	—	59,445	(k)	73,315
Other intangible assets, net	5,734	—	7,200	(l)	12,934
Property and equipment, net	37,548	2,118	(1,220	)(m)	38,446
Restricted cash—long term	315	825	9,310	(n)	11,394
			944	(o)
Deposits and other assets	5,400	185			5,585

Total assets	$499,810	$19,228	$6,058		$525,096

LIABILITIES, MANDATORILY CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$18,450	$867			$19,317
Accrued payroll and related expenses	34,431	2,002	$2,468	(p)	38,901
Deferred revenue	73,798	6,264	(4,965	)(q)	75,097
Other current liabilities	55,697	1,379	8,277	(r)	66,144
			700	(s)
			91	(t)

Total current liabilities	182,376	10,512	6,571		199,459
Deferred revenue—long term	—	655	(520	)(q)	135
Other long term liabilities	2,913	340	9,310	(u)	12,981
			418	(v)

Total liabilities	185,289	11,507	15,779		212,575
Mandatorily convertible preferred stock	—	85,452	(85,452	)(x)	—
Total shareholders’ equity (deficit)	314,521	(77,731)	77,731	(w)	312,521
			(2,000	)(y)

Total liabilities, mandatorily convertible preferred stock and shareholders’ equity/(deficit)	$499,810	$19,228	$6,058		$525,096

See accompanying notes to Pro Forma Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF INCOME
OF BUSINESS OBJECTS SA AND ACTA TECHNOLOGY, INC.
FOR THE SIX MONTHS ENDED JUNE 30, 2002
(In thousands of US dollars except per ADS and Share data)

	Historical		Pro Forma Adjustments (1)		Pro Forma Combined
	Business Objects SA	Acta Technology, Inc.
	(unaudited)
Revenues:
License fees	$124,090	$5,025			$129,115
Services	94,644	5,552			100,196

Total revenues	218,734	10,577			229,311
Cost of revenues:
License fees	1,062	38	$606	(b)	1,706
Services	34,687	2,149	363	(c)	37,282
			83	(a)

Total cost of revenues	35,749	2,187	1,052		38,988

Gross margin	182,985	8,390	(1,052)		190,323
Operating expenses:
Sales and marketing	106,841	7,650	260	(a)	114,751
Research and development	32,433	4,178	984	(a)	37,595
General and administrative	13,345	2,764	16	(a)	16,125
Restructuring	3,756	—			3,756
Intangible asset amortization	560	—			560

Total operating expenses	156,935	14,592	1,260		172,787

Income (loss) from operations	26,050	(6,202)	(2,312)		17,536
Interest and other income, net	10,883	208	(971	)(d)	10,120

Income (loss) before provision for income taxes	36,933	(5,994)	(3,283)		27,656
(Provision) benefit for income taxes	(14,034)	(56)	1,110	(e)	(12,980)

Net income (loss)	$22,899	$(6,050)	$(2,173)		$14,676

Net income per ADS and share—basic	$0.37				$0.24

ADS and shares used in computing net income per ADS & per share—basic	61,707				61,707
Net income per ADS and share—diluted	$0.35				$0.02

ADS and shares and common share equivalents used in computing net income per ADS & per share—diluted	64,686				64,686

See accompanying notes to Pro Forma Condensed Combined Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF INCOME
OF BUSINESS OBJECTS SA AND ACTA TECHNOLOGY, INC.
FOR THE YEAR ENDED DECEMBER 31, 2001
(In thousands of US dollars except per ADS and share data)

	Historical
	Business Objects SA	Acta Technology, Inc.	Pro Forma Adjustments (1)		Pro Forma Combined
Revenues:
License fees	$249,594	$15,318			$264,912
Services	166,200	10,144			176,344

Total revenues	415,794	25,462			441,256
Cost of revenues:
License fees	2,155	443	$1,471	(b)	4,069
Services	63,497	5,374	883	(c)	70,121
			367	(a)

Total cost of revenues	65,652	5,817	2,721		74,190

Gross margin	350,142	19,645	(2,721)		367,066
Operating expenses:
Sales and marketing	203,655	21,510	1,156	(a)	226,321
Research and development	55,246	11,433	4,380	(a)	71,059
General and administrative	24,256	4,088	71	(a)	28,415
Restructuring	—	1,090			1,090
Goodwill amortization	4,492	—			4,492

Total operating expenses	287,649	38,121	5,607		331,377

Income (loss) from operations	62,493	(18,476)	(8,328)		35,689
Interest and other income, net	10,460	101	(1,943	)(d)	8,618

Income (loss) before provision for income taxes	72,953	(18,375)	(10,271)		44,307
(Provision) benefit for income taxes	(28,075)	(284)	3,568	(e)	(24,791)

Net income (loss)	$44,878	$(18,659)	$(6,703)		$19,516

Net income per ADS and share—basic	$0.74				$0.32

ADS and shares used in computing net income per ADS & per share— basic	60,879				60,879

Net income per ADS and share—diluted	$0.70				$0.30

ADS and shares and common share equivalents used in computing net income per ADS & per share—diluted	64,361				64,361

See accompanying notes to Pro Forma Condensed Combined Consolidated Financial Statements.

Note:	The Acta Technology, Inc. Statement of Income has been derived from the audited financial statements at that date.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

1. Basis of Pro Forma Presentation

On July 9, 2002, the board of directors of Business Objects approved the acquisition by way of merger of a leading data integration vendor, Acta Technology, Inc. (“Acta”), a privately held Delaware corporation. The merger closed on August 23, 2002. The acquisition will provide Business Objects with a comprehensive enterprise analytic platform for the delivery of custom-developed and pre-packaged analytic applications.

The aggregate purchase price was $65,465,000 in cash, including $700,000 of transactions costs, in exchange for all outstanding shares of Acta stock. Of the purchase price, $9,310,000 has been placed in a stockholder escrow account. In addition, another $944,000 has been placed in an employee escrow account, representing withholdings from payments due to Acta management pursuant to change of control clauses and other employees’ future bonuses. All escrow funds are security for the indemnification obligations set forth in the merger agreement, and will be available for release in February 2004, subject to Business Object claims. We have accounted for the escrow funds on our consolidated balance sheet as long-term restricted cash, and we have recorded a related long-term liability for $9,310,000 due Acta stockholders February 2004 and $418,000 due employees over the next 3 years. The Acta acquisition will be accounted for under the purchase method of accounting.

Under the purchase method of accounting, the total estimated purchase price is allocated to Acta's net tangible and intangible assets based on their estimated fair values as of the dare of the completion of the merger. Based on the independent valuation, and subject to material changes subject to the results of operations through August 23, 2002, the preliminary estimated purchase price is allocated as follows (in thousands):

Net tangible assets at June 30, 2002	$7,721

Pro forma adjustments for liabilities to be incurred or assets to be impaired as a result of the merger:
Charges to write down duplicate property and equipment to be disposed of	(1,220)
Charges to write down duplicate facilities, net of $4,847 of expected sublease income	(8,277)
Adjustment to reflect the fair value of deferred revenue	5,485
Bonuses and severance payments to be paid to terminating employees	(5,713)
Estimated Acta transaction costs	(1,176)

Total pro forma adjusted fair value of net assets (liabilities) assumed at June 30, 2002	$(3,180)

Amortizable intangible assets	7,200
In process research and development	2,000

Goodwill	59,445

Total estimated purchase price allocation	$65,465

The in-process research and development was written off at the date of acquisition in accordance with FASB Interpretation No. 4, Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method. Other intangible assets will be amortized over the greater of ratable related revenues or their 5-year estimated useful lives, and include developed technology of $4,500,000 and maintenance contracts of $2,700,000.

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the tangible and intangible assets acquired and liabilities assumed. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“FAS 142”), goodwill will no be longer amortized but will be reviewed annually for impairment (or more frequently if impairment indicators arise). In the event that management determines that the value of goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. The Company is investigating how much, if any, of the goodwill is expected to be deductible for tax purposes.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the amortization expense related to the estimated amortizable intangible assets, to record the incentive bonus plan expense for continuing Acta employees, to reduce net interest income resulting from a decrease in cash available for investment and to reflect the income tax effect related to the pro forma adjustments. A pro forma adjustment has not been made to write off acquired in process technology as this charge is nonrecurring in nature.

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated statements of income are as follows (in thousands):

		12 months	6 months
(a)	Adjustment to record incentive bonus plan for continuing employees.
	Cost of sales, services	367	83
	Sales and marketing	1,156	260
	Research and development	4,380	984
	General and administrative	71	16

	Total incentive bonus plan	5,974	1,343
(b)	Adjustment to reflect the increase in amortization expense related to developed technology	1,471	606
(c)	Adjustment to reflect the increase in amortization expense related to customer support contracts	883	363
(d)	Adjustment to reflect reduced interest income as a result of cash paid in exchange for all outstanding shares of Acta Technology, Inc.	1,943	971
(e)	Adjustment to record the income tax benefit of the pro forma adjustments.	(3,568)	(1,110)

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated balance sheet are as follows (in thousands):

	Assets:
(f)	To record the purchase of all outstanding shares of Acta for cash paid to shareholders	(55,455)
(g)	To record the purchase of all outstanding shares of Acta for cash paid to shareholders escrow account	(9,310)
(h)	Bonus and severance payments paid in cash to terminating employees	(2,827)
(i)	Cash payments for transaction related expenses—Acta	(1,085)
(j)	To record the transfer of cash into a long-term restricted cash escrow account for employee bonuses	(944)
(k)	To record the fair value of goodwill	59,445
(l)	To record the fair value of identifiable intangible assets, excluding in-process acquired technology	7,200
(m)	To write-down redundant property and equipment, awaiting disposal	(1,220)
(n)	To record the deposit into restricted cash—long term for shareholder escrow withholdings	9,310
(o)	To record the deposit into restricted cash—long term for employee bonus escrow withholdings	944

	Liabilities and Shareholders’ Equity:
(p)	Accrual for social taxes and severance payments to terminating employees	2,468
(q)	To reflect the fair value of Acta deferred revenue	(5,485)
(r)	To record the accrual for duplicate facilities shutdown, net of $4,847,000 of expected sublease income	8,277
(s)	Accrual for transaction related expenses—Business Objects	700
(t)	Accrual for other transaction related expenses—Acta	91
(u)	To record the increase in long term escrow payables for amounts due subject to Company escrow claims	9,310
(v)	To record the increase in long term escrow payables for bonuses due employees’ subject to Company escrow claims	418
(w)	Elimination of historical Acta shareholders’ equity	77,731
(x)	Elimination of historical Acta mandatory convertible preferred stock	(85,452)
(y)	Write-off of in-process research and development	(2,000)

3. Pro Forma Earnings Per Share

The pro forma basic and diluted earnings per share are based on the weighted average number of Business Objects ADS, shares and common share equivalents for the six month period ended June 30, 2002 and the year ended December 31, 2001.

(c)	Exhibits

2.1	*
Agreement and Plan of Merger dated as of July 9, 2002, by and among Acta Technology, Inc., Business Objects S.A., Business Objects Americas, Opera Acquisition Corporation, U.S. Bank, N.A., as escrow agent and David Strotun, as stockholder agent is incorporated herein by reference to Exhibit 2.1 filed with the Company’s 8-K filed with the SEC dated August 23, 2002.

23.1		Consent of independent auditors.

99.1	*	Press Release of Business Objects S.A. dated July 9, 2002 is incorporated herein by reference to Exhibit 99-1 filed with the Company’s 8-K filed with the SEC dated August 23, 2002.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2002	BUSINESS OBJECTS S.A.

	By:	/S/ BERNARD LIAUTAUD
Bernard Liautaud Chairman of the Board and Chief Executive Officer

BUSINESS OBJECTS S.A.

EXHIBIT INDEX TO FORM 8-K/A

Exhibit Number		Description

2.1	*
Agreement and Plan of Merger dated as of July 9, 2002, by and among Acta Technology, Inc., Business Objects S.A., Business Objects Americas, Opera Acquisition Corporation, U.S. Bank, N.A, as escrow agent and David Strohm, as stockholder agent is incorporated herein by reference to Exhibit 2.1 filed with the Company’s 8-K filed with the SEC dated August 23, 2002.

23.1		Consent of independent auditors.

99.1	*	Press Release of Business Objects S.A. dated July 9, 2002 is incorporated herein by reference to Exhibit 99-1 filed with the Company’s 8-K filed with the SEC dated August 23, 2002.

*	Previously filed.